UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

Dermata Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

(858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02. Termination of a Material Definitive Agreement.

On November 17, 2025, Dermata Therapeutics, Inc. (the “Company”) sent notice of termination of the License Agreement, dated March 31, 2017, as amended from time to time (the “Agreement”), with Villani, Inc. (“Villani”). The Company elected to terminate the Agreement without cause per the Agreement, and the termination will become effective 90 days after the date of Villani’s receipt of the Company’s notice of termination (the “Termination Date”). The Company’s decision to terminate was made in connection to its recent strategic shift to commercialize over the counter skin care treatments and withdrawal of its XYNGARI™ investigational new drug application with the U.S. Food and Drug Administration.

Under the Agreement, Villani granted the Company an exclusive, sub-licensable, royalty-bearing license (the “License”) under the Licensed Patents (as defined in the Agreement), and Licensed Know-How (as defined in the Agreement) to formulate, develop, seek regulatory approval for, make or sell pharmaceutical products that contain sponge for the treatment of diseases, disorders and conditions of the skin. The Company was responsible for the development and commercialization of any Licensed Products (as defined in the Agreement). In partial consideration of the license, the Company had agreed to make future milestone payments to Villani in an aggregate amount of up to $40.5 million upon the achievement of specified development and sales milestones, payable in cash or in equity, at the option of Villani, as well as single-digit royalty payments on net sales.

As a result of the termination of the Agreement, Villani will not be entitled to receive any further milestones or other payments due after the Termination Date. The Company will cease to have any development or commercialization obligations related to Licensed Products after the Termination Date and the licenses Villani granted to the Company pursuant to the Agreement will cease to be in effect as of the Termination Date. Other material terms of the Agreement not related to termination are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

The foregoing description of the termination of the Agreement is only a summary of the material terms thereof, and does not purport to be complete. The description is qualified in its entirety by reference to the Agreement and each amendment or supplement thereto, each of which the Company filed as Exhibits 10.18, 10.19, 10.20, and 10.21 to its Annual Report on Form 10-K for the year ending December 31, 2024.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: November 17, 2025	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer